Employment with Qualcomm Exhibit (a)(5)(v)

About the Tender Offer
This communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of common stock of
Ikanos
or any other securities. Qualcomm has filed a tender offer statement on Schedule TO with the United States
Securities and Exchange Commission (“SEC”) and a Solicitation/Recommendation Statement on Schedule 14D-9 has
been
filed
with
the
SEC
by
Ikanos.
The
offer
to
purchase
shares
of
Ikanos
common
stock
will
only
be
made
pursuant
to
the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND
SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT, AS FILED AND AS IT MAY
BE AMENDED FROM TIME TO TIME, AND THE SOLICITATION/ RECOMMENDATION STATEMENT, AS FILED AND AS
MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE
OFFER. Investors and security holders may obtain a free copy of these statements and other documents filed with the
SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to D.F. King & Co., Inc., the
Information Agent for the offer, at 877-478-5044.

Safe Harbor
This communication contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: the proposed transaction between Qualcomm and Ikanos; the expected timetable for completing the transaction; strategic and other potential benefits of the transaction; and any other statements about Qualcomm management’s future expectations, beliefs, goals, plans, or prospects, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-
looking statements. Such risks and uncertainties include: the possibility that certain closing conditions to the transaction will not be satisfied; that required regulatory approvals for the transaction may not be obtained in a timely manner, if at all; the ability to timely consummate the transaction and possibility that the transaction will not be completed; the ability of Qualcomm to successfully integrate Ikanos’ operations and employees; the anticipated benefits of the transaction may not be realized; and those additional factors discussed in Qualcomm’s most recent Quarterly and Annual Reports on Forms 10-Q and 10-K filed with the
SEC. Investors are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Qualcomm undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this communication.

4 Welcome letters 1 Total Rewards at Qualcomm 2 Next steps 3 Agenda XXXXXXX

Our opportunity
•
Enables complete and integrated hardware and software solutions for carrier customers
•
Builds on Qualcomm Atheros’ leadership in Wi-Fi, small cells, Ethernet and  PLC technologies
•
Enhances our strategy for IoE and small cells
Accelerating leadership in the
multi-mode smart home gateway
+

6 Welcome letters

Today’s offer package
What’s included
•
Your Qualcomm title and employing entity
•
Your base compensation
•
Your eligibility for Qualcomm’s Total Rewards Review cycle
•
Benefit programs for you and your family
•
Your eligibility for an RSU award
•
Your HR contact

8 Total rewards @ Qualcomm

Elements of Total Rewards at Qualcomm
Take charge of your
Health
Balance your
Life
Cash incentive
program
Stock awards
Regular performance
reviews
Wellness challenges and
events
ESPP
Life
insurance
Fitness centers or
reimbursements
Time off
Social events
Employee driven
Community &
charitable activities
Manage your
Wealth
Achieve
your professional goals

Compensation Overview
Key components of our compensation program
Salary
•
Established by country
based on local labor
market data
•
Takes into account
individual performance
and salary as compared
to market
•
Rewards past
performance
Bonus program
•
Qualcomm’s discretionary
cash bonus program is
designed to:
•
Reward individual
employee contributions
•
In alignment with the
achievement of company
financial objectives
Stock program
•
Provides ownership in
Qualcomm
•
Fosters long-term
commitment and sharing
in Qualcomm’s success

1/3 vests 3
years from
grant date
1/3 vests 3
years from
grant date
1/3 vests 2
years from
grant date
1/3 vests 2
years from
grant date
Restricted stock units (RSU)
The promise to receive a share of stock after a vesting period
•
No cash investment by employees
•
Full market value of Qualcomm stock
•
Current vest schedule is 3 year annual
•
The vested shares can be sold at any time
Characteristics
1/3 vests 1
year from
grant date
1/3 vests 1
year from
grant date

RSU grant dates
•
Qualcomm only grants new hire RSUs four times a year
•
New hire grants will be awarded according to the following schedule
Hire date
Qualcomm grant
date
May 1 –
July 31
Aug 20
Aug 1 –
Oct 31
Nov 20
Nov 1 –
Jan 31
Feb 20
Feb 1 –
April 30
May 20

13 Benefits overview U.S.

Health coverage
Medical
•
United Healthcare (UHC) PPO or Kaiser EPO (in California)
Prescription
Drug
coverage
provided
by
Caremark
for
UHC
PPO
•
No employee premiums for employee OR dependent coverage
Dental
•
Delta Dental
•
No employee premiums for employee OR dependent coverage
Vision
•
VSP -
Nominal employee premiums for dependent vision
Calendar year 2015

Medical
•
Qualified Deductible Health Plan
United Healthcare (UHC) PPO with Caremark Rx or Kaiser EPO (in California)
Deductibles are $1500 EE Only | $2750 EE + Children | $3450 EE + SP or EE + Family
•
No employee premiums for employee OR dependent coverage
Working spouse charge
•
HSA
Administered by ConnectYourCare
Qualcomm
funded
deductible
in
2016
(partial
funding
in
2017)
+
wellness
incentive
Dental & Vision
•
No changes to dental and vision in 2016
Health coverage
Calendar year 2016

Flexible Spending Accounts (FSA)
2015
•
Health Care:  $2,550 annual max
•
Dependent Day Care:  $5,000 annual max, per household (continues in 2016)
•
Expenses on current FSA should be incurred prior to close
More information will be provided on reimbursement window
2016
•
Limited Purpose Health Care:  $2,550 annual max
(subject to IRS updates)
Reimburse eligible dental & vision expenses only until meeting medical deductible

Life and accidental death and dismemberment
•
Salaried (exempt) employees:  3x salary
•
Hourly (non-exempt) employees: 2x salary
•
Voluntary Life
Employee: may purchase from $50k up to an additional $1 Million
Spouse: may purchase from $50k up to an additional $500k
Children: $5k or $10k
Guaranteed issue of $250k

Disability
Short-term disability
•
Provides temporary income replacement for up to 180 days (tax-free in CA)
Long-term disability
•
Salaried (exempt) employees:  60% to $15,000/month (tax-free)
•
Hourly (non-exempt) employees: 60% to $5,000/month (tax-free)

Employee Stock Purchase Plans (ESPP)
•
Employees can purchase Qualcomm stock at 15% discount
•
Two six-month offering periods per year
•
Elective payroll deduction
•
Next eligible offering period is February 1, 2016

401(k)
•
Immediately eligible to participate in Qualcomm plan
•
Generous company match
100% of first $1,500
50% of next $1,500
33% on the following $7,500
10% thereafter
2-year vesting schedule for company match
Ikanos
service date will be grandfathered for determining vesting date
•
Core line-up of high performing mutual funds available as well as
Fidelity BrokerageLink
•
You will be able to roll over your current 401(k) to the Qualcomm plan
Maximize Your Match
If you contribute $18,000
at Qualcomm, the
company matches a total
of $5,475!

Time off benefits
Holidays
•
10 company-designated holidays, and 1 employee-designated holiday per year
Sick
•
Salaried (exempt) employees accrue 0.044 hours per hour worked
•
Hourly (non-exempt) employees accrue 0.044 hours per hour worked
Vacation
•
Vacation accrual rate based on Salaried/Hourly status and years of service
•
Ikanos
service date will be grandfathered for determining
accrual rate
•
Accrued and unused vacation days will be carried over

Vacation accrual rates
Salaried (exempt & OEP) employees
Years of service
Annual accrual
Accrual per pay
period
Maximum accrual
0 to 5 years
15 days
4.62 hours
240 hours
5 to 10 years
20 days
6.15 hours
320 hours
10+ years
25 days
7.69 hours
400 hours
Hourly (non-exempt) employees
Years of service
Annual accrual
Accrual per pay
period
Maximum accrual
0 to 5 years
10 days
3.08 hours
160 hours
5 to 10 years
15 days
4.62 hours
240 hours
10+ years
20 days
6.15 hours
320 hours

Other benefits
•
QLiving
–
Work/life programs
•
Vendor discount programs (Passport Card)
•
Back-up childcare, child and elder care resources and referral (Bright Horizons)
•
Best Doctors -
Expert physician consultation and referral, free of charge
•
MDLive
–
Telemedicine appointments with no copays
•
Employee Assistance Plan
•
Charitable contribution match
•
Adoption assistance
•
Health club membership reimbursement or on-site fitness centers
•
Commuter subsidy
•
Wireless device subsidy

Learning and development
Learning Center
•
Robust education tuition assistance program ($5,250 for AA/BA, certificate
programs, and continuing education $10,125 for post-grad)
•
Customized engineering development programs
•
Management, leadership and professional  skills programs
•
Career development tools and resources
Library and Information Services
•
Virtual access to thousands of engineering resources including
IEEE Xplore, ACM Digital Library, Standards,
and teardown
•
Research and analysis delivery from an expert team of
researchers.

25 Next steps

Next steps
•
You’ll meet with an HR representative
•
We’ll distribute your welcome packages
•
Please return a signed copy of the welcome letter, indicating whether you accept the new terms by September 15, 2015
We look forward to you becoming part of
Qualcomm!

27 Resources and information Questions Please email the HR contact listed in your welcome letter Integration website Visit Welcome.qualcomm.com for information about Qualcomm, our culture and FAQs

28 Q&A

For more information, visit us at:
www.qualcomm.com & www.qualcomm.com/blog
© 2013-2015 Qualcomm Technologies, Inc. and/or its affiliated companies. All Rights Reserved.
Qualcomm is a trademark of Qualcomm Incorporated, registered in the United States and other countries. All trademarks of Qualcomm Incorporated are used with permission.  Other products and brand names may be trademarks or registered trademarks of their respective owners.
References in this presentation to “Qualcomm” may mean Qualcomm Incorporated, Qualcomm Technologies, Inc., and/or other subsidiaries or business units within the Qualcomm corporate structure, as applicable.
Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its product and services businesses, including its semiconductor business.
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